UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 23, 2012 (January 18, 2012)

HCP, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-08895	33-0091377
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3760 Kilroy Airport Way

Suite 300

Long Beach, California 90806

(Address of principal executive offices, including zip code)

(562) 733-5100

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                     Other Events.

On January 18, 2012, HCP, Inc., a Maryland corporation (the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”) with the underwriters named therein (the “Underwriters”) relating to the sale by the Company of $450 million aggregate principal amount of 3.75% senior unsecured notes due 2019 (the “Notes”). On January 23, 2012, the Company completed its underwritten public offering of the Notes (the “Offering”). The net proceeds of the Offering are approximately $443.7 million, which will be used to repay borrowings under the Company’s revolving credit facility and for general corporate purposes. Additional details related to this Offering may be found in the Prospectus Supplement dated January 18, 2012 (the “Prospectus Supplement”), which was filed with the Securities and Exchange Commission (the “Commission”) on January 20, 2012.

The Notes are governed by the terms of the Indenture dated September 1, 1993 (the “Base Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as successor trustee to The Bank of New York, as trustee (the “Trustee”), which was filed as Exhibit 4.2 to the Company’s Registration Statement on Form S-3/A (Registration No. 333-86654) filed with the Commission on May 21, 2002, as supplemented by the Supplemental Indenture dated January 24, 2011, between the Company and the Trustee (the “Supplemental Indenture”), which was filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Commission on January 24, 2011.

The Notes will mature on February 1, 2019 and the Company will pay interest on the Notes semi-annually on February 1 and August 1, beginning on August 1, 2012. The Notes are senior unsecured obligations and rank equally with all of the Company’s existing and future senior unsecured indebtedness.

The Company may redeem all or part of the Notes at any time at its option at a redemption price equal to the greater of: (i) 100% of the principal amount of the Notes to be redeemed, or (ii) the “make-whole” amounts applicable to the Notes to be redeemed as set forth in the in the section titled “Description of the Notes — Optional Redemption” in the Prospectus Supplement.  In addition, the Notes are redeemable at a redemption price equal to 100% of the principal amount to be redeemed 90 days or fewer before their maturity.  For more information, see the section entitled “Description of the Notes — Optional Redemption” in the Prospectus Supplement.

The Notes have been registered under the Securities Act of 1933, as amended, pursuant to an effective Registration Statement on Form S-3ASR (333-161721), filed with the Commission on September 4, 2009.  The description of the Base Indenture, the Supplemental Indenture and the Notes are summaries and are qualified in their entirety by the terms of the Base Indenture, the Supplemental Indenture and the form of the Notes.  Copies of the Underwriting Agreement, the Base Indenture (as previously filed), Supplemental Indenture (as previously filed) and the form of the Notes are filed as exhibits hereto and incorporated herein by reference.

Item 9.01.                     Financial Statements and Exhibits.

(d)	Exhibits

1.1	Underwriting Agreement by and between the Company and the Underwriters, dated January 18, 2012

4.1	Form of 3.75% Senior Notes due 2019

5.1	Opinion of Ballard Spahr LLP

5.2	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

8.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding tax matters

12.1	Statement regarding computation of ratios of earnings to fixed charges and ratio of earnings to fixed charges and preferred stock dividends

12.2	Statement regarding computation of pro forma ratios of earnings to fixed charges and pro forma ratio of earnings to fixed charges and preferred stock dividends

23.1	Consent of Ballard Spahr LLP (included in Exhibit 5.1)

23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.2)

23.3	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 8.1)

99.1	Text of the Press Release dated January 18, 2012

99.2	Information relating to Item 14 of the Registration Statement on Form S-3 (333-161721)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 23, 2012	HCP, INC.

	By:	/s/ Timothy M. Schoen
	Name:	Timothy M. Schoen
	Title:	Executive Vice President -
Chief Financial Officer

Exhibit Index

Exhibit Number	Description

1.1	Underwriting Agreement by and between the Company and the Underwriters, dated January 18, 2012

4.1	Form of 3.75% Senior Notes due 2019

5.1	Opinion of Ballard Spahr LLP

5.2	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

8.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding tax matters

12.1	Statement regarding computation of ratios of earnings to fixed charges and ratio of earnings to fixed charges and preferred stock dividends

12.2	Statement regarding computation of pro forma ratios of earnings to fixed charges and pro forma ratio of earnings to fixed charges and preferred stock dividends

23.1	Consent of Ballard Spahr LLP (included in Exhibit 5.1)

23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.2)

23.3	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 8.1)

99.1	Text of the Press Release dated January 18, 2012

99.2	Information relating to Item 14 of the Registration Statement on Form S-3 (333-161721)